UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2017

TRUE DRINKS HOLDINGS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	001-32420	84-1575085
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18552 MacArthur Blvd., Suite 325, Irvine, California 92612
(Address of principal executive offices)

(949) 203-3500
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See Item 3.02.

Item 3.02	Unregistered Sales of Equity Securities.

Creation of Series D Convertible Preferred Stock

           On January 24, 2017, True Drinks Holdings, Inc. (the “Company”) filed the Certificate of Designation, Preferences, Rights and Limitations of the Series D Convertible Preferred Stock (the “Certificate of Designation”) with the Nevada Secretary of State, designating 50,000 shares of the Company's preferred stock, par value $0.001 per share, as Series D Convertible Preferred Stock (the “Series D Preferred”). A copy of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 4.1.

Each share of Series D Preferred has a stated value of $100 per share (the “Stated Value”), and, following the expiration of the 20 day calendar day period set forth in Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), commencing upon the distribution of an Information Statement on Schedule 14C to the Company's stockholders, each share of Series D Preferred is convertible, at the option of each respective holder, into that number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), equal to the Stated Value, divided by $0.15 per share (the “Conversion Shares”). The Certificate of Designation also gives the Company the option to require the conversion of the Series D Preferred into Conversion Shares in the event: (i) there are sufficient authorized shares of Common Stock reserved as Conversion Shares; (ii) the Conversion Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Conversion Shares are freely tradable, without restriction, under Rule 144 of the Securities Act; and (iii) the average closing price of the Company's Common Stock is at least $0.62 per share for 10 consecutive trading days.

Series D Offering

Beginning on February 8, 2017 (the “Initial Investment Date”), the Company and certain accredited investors (the “Investors”) entered into a Securities Purchase Agreement, a form of which is attached hereto as Exhibit 10.1 (the “Purchase Agreement”), wherein the Company may offer and sell to Investors up to 50,000 shares of Series D Preferred for $100 per share (the “Series D Offering”). As additional consideration, Investors will also receive five-year warrants, in substantially the form attached hereto as Exhibit 10.2 (the “Warrants”), to purchase up to 200% of the Conversion Shares issuable upon conversion of shares of Series D Preferred purchased under the Series D Offering for $0.15 per share. In accordance with the terms and conditions of the Purchase Agreement, all Warrants issued in connection with the Series D Offering will be exchanged for shares of Common Stock pursuant to the Warrant Exchange Program, as further described below.

On the Initial Investment Date, the Company issued to Investors an aggregate total of 31,750 shares of Series D Preferred, as well as Warrants to purchase up to an aggregate total of 42,333,341 shares of Common Stock. The issuance of the shares of Series D Preferred on the Initial Investment Date resulted in gross proceeds to the Company of approximately $3.175 million. The Company expects to use these proceeds for general working capital purposes.

The shares of Series D Preferred and Warrants issued in connection with the Series D Offering were offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each Investor represented that it was an “accredited investor” as defined in Regulation D, and was not subject to the “Bad Actor” disqualifications described in Rule 506(d).

Warrant Exchange

Beginning on February 8, 2017, the Company and certain holders (the “Holders”) of outstanding warrants to purchase shares of the Company’s Common Stock (the “Outstanding Warrants”), entered into Warrant Exchange Agreements, in substantially the form attached hereto as Exhibit 10.3 (the “Exchange Agreement”), pursuant to which the Holders agreed to cancel all Outstanding Warrants held, in exchange for one-half of a share of Common Stock for every share of Common Stock otherwise issuable upon exercise of Outstanding Warrants (the “Warrant Exchange Program”). The Company expects to issue up to 71.7 million shares of Common Stock in exchange for the cancellation of 143.4 million Outstanding Warrants, including the Warrants issued in connection with the Series D Offering, over the course of the Warrant Exchange Program.

To date the Company has issued 65,244,349 shares of Common Stock, in exchange for the cancellation of 130,488,694 Outstanding Warrants. The shares of Common Stock issued in connection with the Warrant Exchange Program were issued in transactions exempt from registration under the Securities Act in reliance on Section 3(a)(9) thereof.

Disclaimer

The foregoing descriptions of the Certificate of Designations, Purchase Agreement, Warrant and Warrant Exchange Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Certificate of Designations, form of Purchase Agreement, form of Warrant and form of Warrant Exchange Agreement attached hereto as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, each of which are incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders.

See Item 3.02.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE DRINKS HOLDINGS, INC.

Date: February 14, 2017	By:	/s/ Daniel Kerker
Daniel Kerker
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Certificate of Designation, Preferences, Rights and Limitations of the Series D Convertible Preferred Stock of True Drinks Holdings, Inc., dated January 24, 2017
10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant
10.3	Form of Warrant Exchange Agreement